UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 16, 2009

Commission File Number 000-28638

THE FLOORING ZONE, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	20-0019425
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number.)

1245 Brickyard Road, Suite 590, Salt Lake City, Utah
(Address of principal executive offices)

84106
(Zip code)

(801) 433-2000
(Registrant’s Executive Office Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Information

On January 16, 2009, the Company received notice from NASDAQ QMX notifying the Company that the change of its name and OTCBB trading symbol will become effective at the open of business on January 20, 2009.

As disclosed in the Quarterly Report of the Company on Form 10-Q filed on November 14, 2008, on October 31, 2008 stockholders holding approximately 82% of our outstanding common stock executed written consents approving an amendment to our Articles of Incorporation to change the name of the Company from “The Flooring Zone, Inc.” to “Profire Energy, Inc.” Following the mailing to Company shareholders of an information statement regarding this action, the Company filed an amendment to its Articles of Incorporation effecting the name change. The Company is changing its name to reflect that the business focus of the Company is to provide products and services for burners and heaters for the oil and gas industry.

The Company’s trading symbol will change from “FZON” to “PFIE.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FLOORING ZONE, INC.

Dated: January 16, 2009	By:	/s/ Andrew Limpert
Andrew Limpert
Chief Financial Officer

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